Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jessica Greer

(434) 336-7737

info@willowoakfunds.com

Willow Oak Asset Management Releases Fourth-quarter Letter to Shareholders

New York, NY—February 20, 2020—Willow Oak Asset Management, LLC (“Willow Oak Asset Management” or “Willow Oak”) today released a letter to shareholders including a review of activities in the fourth quarter of 2019.

The full letter can be viewed here: bit.ly/woamq4.

Willow Oak is a wholly owned subsidiary of Enterprise Diversified, Inc. (OTCQB: SYTE). Additional information can be found at willowoakfunds.com.

About Willow Oak Asset Management, LLC

Willow Oak Asset Management, LLC is a wholly owned subsidiary of Enterprise Diversified, Inc. Willow Oak is a flexible platform of private investment partnerships that are independently run by unique internal and external fund managers uncovering uncommon opportunities. Willow Oak offers operational support to our fund partners through tailored fund management services.

About Enterprise Diversified, Inc.

Enterprise Diversified, Inc. is primarily focused on partnering with alternative asset managers in addition to holding interests in companies associated with internet access, real estate, and home services. Copies of Enterprise Diversified’s press releases and additional information about the company are available at enterprisediversified.com.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are not guaranties of future performance, and actual results may differ materially from those forecasted.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending,” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections.